EXHIBIT 5
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August 27, 1998



Board of Directors
Old National Bancorp
420 Main Street
Evansville, Indiana 47708

         Re:    Registration Statement on Form S-8

Gentlemen:

         We have represented Old National Bancorp ("ONB") in connection with the preparation and filing of a Registration Statement on Form S-8 (the "Registration Statement") with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended, shares of the ONB's common stock, no par value (the "Shares"). The Shares will be offered and issued upon the terms and subject to the conditions set forth in the DCB Corporation Stock Option Program which consists of four stock option agreements between DCB Corporation and certain of its executive officers (the "Plan"). ONB assumed the obligations under the Plan due to the merger of DCB Corporation with and into ONB effective March 31, 1993.

         In connection with this opinion, we have reviewed and relied upon originals or copies, certified or otherwise identified to our satisfaction, of the Articles of Incorporation of ONB, as amended, the By-Laws of ONB, the Plan and such other documents and information as we have, in our judgment, deemed relevant.

         Based upon the foregoing, and having regard for such legal considerations as we have deemed relevant, it is our opinion that the Shares will, when issued and paid for in accordance with the terms of the Plan, be legally issued, fully paid and non-assessable. This opinion is limited to the matters stated herein, and no opinion is to be implied or may be inferred beyond the matters expressly stated.

         This opinion is addressed to you and is solely for your use in connection with the Registration Statement, and we assume no professional responsibility to any other person whatsoever. Accordingly, the opinion expressed herein is not to be relied upon, utilized or quoted by or, subject to the subsequent paragraph hereof, delivered or disclosed to, in whole or in part, any other person, entity or governmental authority without, in each instance, the prior written consent of this firm.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                       Very truly yours,



                                       /s/ KRIEG DEVAULT ALEXANDER & CAPEHART
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                                       KRIEG DEVAULT ALEXANDER & CAPEHART